                                  Exhibit 21

                       List of Significant Subsidiaries
                       --------------------------------


                                                         State or Other Jurisdiction of Incorporation
                                                           or Organization of each such Significant
                                                          Subsidiary, and Names (if any) under which
Name of Significant Subsidiary                          Each such Significant Subsidiary does Business
---------------------------------------------       -----------------------------------------------------
STAAR Surgical AG                                                        Switzerland

Canon STAAR                                                                Japan